EXHIBIT 10.1
BROOKDALE SENIOR LIVING INC.
2024 OMNIBUS INCENTIVE PLAN
Section 1.    Purpose of Plan.
The name of this plan is the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan (as amended from time to time, the “Plan”). The purpose of the Plan is to provide additional incentive to selected employees, directors and Consultants (as hereinafter defined) of the Company or its Subsidiaries (as hereinafter defined) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and its Subsidiaries, motivate such persons to faithfully and diligently perform their responsibilities, and attract and retain competent and dedicated persons whose efforts shall result in the long-term growth and profitability of the Company. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with the interests of the Company’s stockholders. To accomplish such purposes, the Plan provides that the Company may grant Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards (which may include cash awards), Other Stock-Based Awards or any combination of the foregoing.
Section 2.    Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a)    “Administrator” means the Board, or if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.
(b)    “Affiliate” means an affiliate of the Company (or other referenced entity, as the case may be) as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.
(c)    “Award” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance Award, or Other Stock-Based Award granted under the Plan.
(d)    “Award Document” means any written agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
(e)    “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Exchange Act.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(h)    “Cause” means, unless otherwise defined in an applicable Award Agreement or other contractual agreement between the Participant and the Company or any of its Affiliates, (i) the continued failure by the Participant to substantially perform his or her duties and obligations to the Company or any of its Affiliates, including without limitation, repeated refusal to follow the reasonable directions of his or her employer; (ii) the Participant’s intentional violation of law in the course of performance of the duties of Participant’s Service (as defined below) with the Company or any of its Affiliates; (iii) the Participant’s engagement in misconduct which is materially injurious to the Company or any of its Affiliates; (iv) the Participant’s repeated absences from work without a reasonable excuse (other than any such failure resulting from his or her incapacity due to physical or mental illness); (v) the Participant’s intoxication with alcohol or illegal drugs while on the Company’s or any Affiliate’s premises during regular business hours; (vi) the Participant’s fraud or material dishonesty against the Company or any of its Affiliates; or (vii) the Participant’s conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.
(i)    “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure, or (v) declaration of a special or extraordinary dividend or other distribution (whether in the form of cash, Common Stock or other property), which, in any such case, the Administrator determines, in its sole discretion, affects the Shares such that an adjustment pursuant to Section 5 hereof is appropriate.
(j)    “Change in Control” shall be deemed to have occurred if and at such time that an event set forth in any one of the following paragraphs shall have occurred:
(1)    any Person is or becomes the Beneficial Owner, directly or indirectly, of equity securities of the Company (not including in the equity securities beneficially owned by such Person any equity securities acquired directly from the Company or any of its Affiliates) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding equity securities; or
(2)    the following individuals cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or
(3)    the consummation of any cash tender or exchange offer, reorganization, merger, consolidation, or other business combination transaction, pursuant to which the beneficial owners of the Company’s equity securities immediately prior to such transaction do not (either directly or indirectly) own a majority of the outstanding equity securities entitled to vote generally in the election of directors of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; or
(4)    the consummation of any (x) sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company pursuant to which the beneficial owners of the Company’s outstanding equity securities immediately prior to such transaction do not (either directly or indirectly) own a majority of the outstanding equity securities entitled to vote generally in the election of directors of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction; or (y) liquidation or dissolution of the Company.
Notwithstanding the foregoing, (i) for each Award that constitutes deferred compensation under Section 409A of the Code, and solely to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code, and (ii) no Award Agreement shall define a Change in Control in such a manner that a Change in Control would be deemed to occur prior to the actual consummation of the event or transaction that results in a change of control of the Company (e.g., upon the announcement, commencement, or shareholder approval of any event or transaction that, if completed, would result in a Change in Control).
(k)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
(l)    “Committee” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) any other qualifications required by the applicable stock exchange on which the Common Stock is traded, including independence requirements thereof. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Certificate of Incorporation or Bylaws, as amended from time to time, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(m)    “Common Stock” means the common stock, par value $.01 per share, of the Company.
(n)    “Company” means Brookdale Senior Living Inc. (or any successor corporation).

(o)    “Consultant” means a consultant or advisor who is a natural person, who provides bona fide Services to the Company or any of its Subsidiaries, and qualifies as a consultant or advisor under Instruction A.1(a)(1) of Form S-8 under the Securities Act of 1933, as amended.
(p)    “Disability” means that a Participant, as determined by the Administrator in its sole discretion, is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or any of its Affiliates.
(q)    “Eligible Recipient” means any employee, director or Consultant of the Company or any of its Subsidiaries who has been selected as an eligible participant by the Administrator.
(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(s)    “Exercise Price” means the (i) per share price at which a holder of any Option may purchase the Shares issuable upon exercise of such Award, and (ii) the per share price in connection with the grant of Stock Appreciation Rights used to determine whether there is any payment due upon exercise of the Stock Appreciation Rights.
(t)    “Fair Market Value” of a share of Common Stock, another security or property as of a particular date means the fair market value as determined by the Administrator in its sole discretion; provided, however, that if a share of Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported for such share on such exchange on such date, or, if no sale was reported on such date, the closing sale price reported for such share on such exchange on the last day preceding such date on which a sale was reported.
(u)    “Incentive Stock Option” means an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated in the applicable Award Document as an Incentive Stock Option.
(v)    “Non-Employee Director” means a director of the Company who is not an officer, employee or Consultant of the Company or of any Subsidiary.
(w)    “Nonqualified Stock Option” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it shall not be treated as an Incentive Stock Option.

(x)    “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof.
(y)    “Other Stock-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, each of which may be subject to the attainment of performance objectives, including objectives based on one or more of the Performance Goals, a period of continued Service, restricted or unrestricted, or other terms or conditions as permitted under the Plan.
(z)    “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 3 hereof, to receive grants of Awards, and upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(aa)    “Performance Award” means an award under Section 11 hereof.
(bb)    “Performance Goals” means performance goals based on criteria selected by the Administrator in its sole discretion, including, without limitation, one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per Share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth, including revenue per occupied unit (“RevPOR”) and revenue per available unit (“RevPAR”), costs, cost growth or rate of cost growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) Common Stock price or absolute or relative total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, employee retention or turnover, supervision of litigation or information technology goals, or goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies, processes and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xix) Adjusted Free Cash Flow, or other operating cash flow measures; (xx) Facility Operating Income (“FOI”) or FOI per Share; (xxi) Adjusted EBITDA or Adjusted EBITDA per Share; (xxii) net operating income (“NOI”) or NOI per Share; (xxiii) any other objective or subjective goals as determined by the Administrator; and (xxiv) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or any of its Affiliates (including the Company’s proportionate share of such items attributable to any joint venture in which the Company has an interest but that is not controlled by the Company or in which the Company shares control), or a division, segment, same-community or strategic business unit of the Company or any of its Affiliates, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur), in any such case, as determined by the Administrator. To the extent applicable, Performance Goals may be determined in accordance with generally accepted accounting principles (GAAP) or on a non-GAAP basis, as provided by the Administrator. The Administrator shall have the authority to make equitable adjustments to the Performance Goals as determined by the Administrator, including, but not limited to, in recognition of unusual or non-recurring events affecting the Company or any of its Affiliates or the financial statements of the Company or any of its Affiliates, in response to changes in applicable laws or regulations, to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or for force majeure events such as Acts of God, acts of terrorism, natural disasters, epidemics or pandemics.
(cc)    “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company.
(dd)    “Prior Plan” means the Amended and Restated Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan, as amended.
(ee)    “Restricted Share” means a Share, granted pursuant to Section 9 hereof, subject to certain restrictions that lapse at the end of a specified period or periods and/or upon the attainment of specified performance objectives, including objectives based on one or more Performance Goals.
(ff)    “Restricted Stock Unit” means a right, granted pursuant to Section 9 hereof, to receive an amount in cash or Shares (or any combination thereof) equal to the Fair Market Value of a Share at the end of a specified Restricted Period (as defined below) and/or upon the attainment of specified performance objectives, including objectives based on one or more of the Performance Goals.

(gg)    “Retirement” means, unless otherwise determined by the Administrator and evidenced in an Award Document, a termination of a Participant’s Service, other than for Cause, on or after attainment of age sixty (60), after a minimum of five (5) years of Service and providing no less than six (6) months’ advance written notice to the Company.
(hh)    “Rule 16b-3” means Rule 16b-3 under the Exchange Act.
(ii)    “Service” means a Participant’s employment or service with Company or any Subsidiary thereof, whether as an employee, director or Consultant of the Company or any Subsidiary thereof. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service to the Company or any Subsidiary thereof as an employee, director or Consultant or a change in the Person for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service with the Company or any Subsidiary thereof. For example, a change in status from an employee of the Company or any Subsidiary thereof to a Consultant of the Company or any Subsidiary thereof or to a director of the Company or any Subsidiary thereof will not constitute an interruption or termination of the Participant’s Service. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(jj)    “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(kk)    “Stock Appreciation Right” means a right, granted under Section 8 hereof, to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.
(ll)    “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
Section 3.    Administration.
(a)    The Plan shall be administered by the Administrator and shall be administered in accordance with the requirements of Rule 16b-3, to the extent applicable.

(b)    Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1)    to select those Eligible Recipients who shall be Participants;
(2)    to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Performance Awards, Other Stock-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(3)    to determine whether Options are intended to be Incentive Stock Options or Nonqualified Stock Options, provided, however, that Incentive Stock Options can only be granted to employees of the Company or any of its Subsidiaries (within the meaning of Sections 424(e) and (f) of the Code);
(4)    to determine the number of Shares to be covered by each Award granted hereunder;
(5)    to determine the terms and conditions, subject to the requirements of Section 409A of the Code and not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to awards of Restricted Shares or Restricted Stock Units and the conditions under which restrictions applicable to such awards of Restricted Shares or Restricted Stock Units shall lapse, (ii) any performance objectives and periods applicable to each Award, (iii) the Exercise Price for any Option or Stock Appreciation Right, (iv) the vesting schedule applicable to Awards, (v) the number of Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including, but not limited to extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(6)    to determine the terms and conditions, subject to the requirements of Section 409A of the Code and not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards granted hereunder;
(7)    to determine the Fair Market Value for any purpose;
(8)    to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of their Service for purposes of Awards granted under the Plan;
(9)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; and
    (10)    to construe and interpret the terms and provisions of the Plan and any Award granted under the Plan (and any Award Document relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c)    Notwithstanding paragraph (b) of this Section 3, (i) subject to Section 5, neither the Board, the Committee nor their respective delegates shall have the authority to take any of the following actions without first obtaining the approval of the Company’s stockholders: (1) amend the terms of any previously granted Options or Stock Appreciation Rights to reduce the Exercise Price of any such Option or Stock Appreciation Right, as applicable; (2) cancel any Option or Stock Appreciation Right in exchange for the grant of a new Option or Stock Appreciation Right with a lower Exercise Price; (3) cancel any underwater Option or Stock Appreciation Right in exchange for cash, property or another Award (other than in connection with a Change in Control in accordance with Section 12); or (4) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the New York Stock Exchange, or any other market or exchange that is the principal trading market for the Common Stock, in each case without the approval of the Company’s stockholders, and (ii) neither the Board, the Committee nor their respective delegates shall have the authority to take any action that would cause any Award granted under the Plan to fail to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder.
(d)    All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, nor any officer or employee of the Company or any of its Affiliates acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or any of its Affiliates acting on their behalf shall, to the maximum extent permitted by law and the organizational documents of the Company, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
(e)    Notwithstanding anything in this Plan to the contrary, all awards to Non-Employee Directors shall be administered by the Compensation Committee of the Board.
(f)    The Administrator may, in its sole discretion, delegate its authority, in whole or in part, under this Section 3 (including, but not limited to, its authority to grant Awards under the Plan, other than its authority to grant Awards under the Plan to any Participant who is subject to reporting under Section 16 of the Exchange Act) to one or more officers of the Company, subject to the requirements of applicable law or any stock exchange on which the Shares are traded.
Section 4.    Shares Reserved for Issuance Under the Plan; Certain Limitations.
(a)    Subject to Section 5 hereof and the share counting provisions below, as of the Effective Date, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 12,405,0591, less one (1) share for every one (1) share subject to an Award granted under the Prior Plan after March 1, 2024 and prior to the Effective Date (such aggregate amount, the “Share Reserve”). For clarity, the Share Reserve is a limit on the number of Shares that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of Shares reasonably required to satisfy its obligations to issue Shares pursuant to such Awards. Following the Effective Date, provided that this Plan is approved by the Company’s stockholders, no further Awards shall be granted pursuant to the Prior Plan. All of the Share Reserve may be granted as Incentive Stock Options.
(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award (or, after March 1, 2024, award previously granted under the Prior Plan) are forfeited, cancelled, exchanged or surrendered or if an Award (or, after March 1, 2024, award previously granted under the Prior Plan) otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award (or, after March 1, 2024, award previously granted under the Prior Plan) shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be (or newly be, as applicable) available for Awards under the Plan. Notwithstanding the foregoing, Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option or Stock Appreciation Right under the Plan (or, after March 1, 2024, option or stock appreciation right previously granted under the Prior Plan) or the payment of any purchase price with respect to any other Award (or, after March 1, 2024, award previously granted under the Prior Plan) under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to any Option or Stock Appreciation Right under the Plan (or, after March 1, 2024, option or stock appreciation right previously granted under the Prior Plan), shall not be available for subsequent Awards under the Plan, and notwithstanding that a Stock Appreciation Right (or, after March 1, 2024, stock appreciation right previously granted under the Prior Plan) is settled by the delivery of a net number of Shares, the full number of Shares underlying such Stock Appreciation Right (or, after March 1, 2024, stock appreciation right previously granted under the Prior Plan) shall not be available for subsequent Awards under the Plan, and Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or, after March 1, 2024, options previously granted under the Prior Plan) shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for Awards under the Plan. For the avoidance of doubt, Shares exchanged by a Participant or withheld by the Company to satisfy the tax withholding obligations related to an Award other than an Option or Stock Appreciation Right (or, after March 1, 2024, award other than option or stock appreciation right previously granted under the Prior Plan) shall again be (or shall newly be, as applicable) available for Awards under the Plan. In addition, (i) to the extent an Award (or, after March 1, 2024, award
1 The 12,405,059 Shares reflects 3,305,059 shares that remained available for grant under the Plan as of March 1, 2024, plus 9,100,000 newly authorized shares.

previously granted under the Prior Plan) is denominated in Shares, but paid or settled in cash, the number of Shares with respect to which such cash payment or settlement is made shall again be (or shall newly be, as applicable) available for grants of Awards pursuant to the Plan and (ii) Shares underlying Awards that can only be settled in cash shall not be counted against the aggregate number of Shares available for Awards under the Plan.
(c)    Notwithstanding the foregoing, Awards may be assumed or granted in connection with or following a merger or acquisition involving the Company or any of its Subsidiaries to the extent permitted by Section 303A.08 of the NYSE Listed Company Manual (or any successor provision thereof) (any such Awards, “Substitute Awards”), and such Substitute Awards will not reduce the Share Reserve.
Section 5.    Equitable Adjustments.
(a)    In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (i) the aggregate number of shares of Common Stock reserved for issuance under the Plan, (ii) the kind and number of securities subject to, and the Exercise Price of, any outstanding Options and Stock Appreciation Rights granted under the Plan, (iii) performance objectives, including objectives based on one or more of the Performance Goals, and (iv) the kind, number and purchase price of Shares, or the amount of cash or amount or type of other property, subject to outstanding awards of Restricted Shares, Restricted Stock Units, Performance Awards or Other Stock-Based Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion.
(b)    Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price of any outstanding Option or Stock Appreciation Right is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Board may cancel such Award without the payment of any consideration to the Participant. Notwithstanding the foregoing, with respect to Incentive Stock Options, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such Section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.    Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals who qualify as Eligible Recipients; provided, however, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries. Non-Employee Directors shall also be eligible for Awards under the Plan, as determined by the Compensation Committee of the Board from time to time; provided, however, the aggregate value of all compensation paid or granted, as applicable, to any individual for Service as a Non-Employee Director with respect to any calendar year, including equity Awards granted and cash fees paid by the Company to such Non-Employee Director, shall not exceed six hundred thousand dollars ($600,000) in value, calculating the value of any equity Awards granted during such calendar year based on the grant date fair value of such Awards for financial reporting purposes. The Administrator may make exceptions to increase such limit to one million dollars ($1,000,000) for individual Non-Employee Directors in extraordinary circumstances, such as where a Non-Employee Director serves as the non-executive chairman of the Board or as a member of a special litigation or transactions committee of the Board, as the Board may determine in its discretion, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation involving such Non-Employee Director.
Section 7.    Options.
(a)    General. The grant of an Option shall be evidenced by an Award Document, containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Document shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. Each Option shall be clearly identified in the applicable Award Document as either an Incentive Stock Option or a Nonqualified Stock Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Document.
(b)    Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, provided that the Exercise Price of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant (other than in the case of Substitute Awards). If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary and an Incentive Stock Option is granted to such Participant, the Exercise Price of such Incentive Stock Option (to the extent required at the time of grant by the Code) shall be no less than one hundred and ten percent (110%) of the Fair Market Value on the date such Incentive Stock Option is granted.

(c)    Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted, except that Incentive Stock Options granted to a Participant who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Subsidiary, shall not be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Document. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.
(d)    Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of performance objectives, as shall be determined by the Administrator in the applicable Award Document. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(e)    Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, and/or following such other procedures as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f)    Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, the portion of such Incentive Stock Options in excess of $100,000 shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “parent corporation” or “subsidiary corporation” of the Company (as defined in Sections 424(e) and 424(f) of the Code, respectively).
(g)    Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the

Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 hereof and, if requested, has given the representation described in paragraph (b) of Section 16 hereof. For the avoidance of doubt, dividend equivalents may not be granted in connection with an Option.
(h)    Transfers of Options. Except as otherwise determined by the Administrator, and in any event in the case of an Incentive Stock Option, no Option granted under the Plan shall be transferable by a Participant other than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during the period the Participant is under a legal disability, by the Participant’s guardian or legal representative.
(i)    Termination of Service. In the event of the termination of Service with the Company and all of its Affiliates of a Participant who has been granted one or more Options, such Options shall be exercisable at such time or times and subject to such terms and conditions as provided in the Award Document or as otherwise determined by the Administrator at or after grant, subject to Section 13.
(j)    Other Change in Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the Service status of a Participant, in the discretion of the Administrator. The Administrator shall follow any applicable provisions and regulations with respect to the treatment of Incentive Stock Options and the written policies of the Company (if any), including such rules, guidelines and practices as may be adopted pursuant to Section 3 hereof, as they may be in effect from time to time, with regard to such matters.
Section 8.    Stock Appreciation Rights.
(a)    General. Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a share of Common Stock on the date of grant (other than in the case of Substitute Awards). The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Document.

(b)    Rights as Stockholder. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to a Stock Appreciation Right until the Participant has exercised such Stock Appreciation Right, has satisfied the requirements of Section 15 hereof and, if requested, has given the representation described in paragraph (b) of Section 16 hereof. For the avoidance of doubt, dividend equivalents may not be granted in connection with a Stock Appreciation Right.
(c)    Exercisability.
(1)    Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant, subject to Section 13.
(2)    Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8; provided, however, that a Related Right granted in connection with an Incentive Stock Option shall be exercisable only if and when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of such Option.
(d)    Payment Upon Exercise.
(1)    Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value of a share of Common Stock as of the date of exercise over the Exercise Price specified in the Free Standing Right (which price shall be no less than one hundred (100%) of the Fair Market Value on the date of grant) multiplied by (ii) the number of Shares in respect of which the Free Standing Right is being exercised.
(2)    A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to (i) the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than one hundred percent (100%) of the Fair Market Value on the date of grant) multiplied by (ii) the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(3)    Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash or other property (or in any combination of Shares, cash or other property) to the extent that such settlement does not violate Section 409A of the Code.
(e)    Non-Transferability.

(1)    Free Standing Rights shall be transferable only when and to the extent that an Option would be transferable under Section 7 and Section 30 hereof.
(2)    Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under Section 7 and Section 30 hereof.
(f)    Termination of Service.
(1)    In the event of the termination of Service with the Company and all of its Affiliates of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as provided in the Award Document or as otherwise determined by the Administrator at or after grant, subject to Section 13.
(2)    In the event of the termination of Service with the Company and all of its Affiliates of a Participant who has been granted one or more Related Rights, such Related Rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(g)    Term.
(1)    The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(2)    The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
Section 9.    Restricted Shares and Restricted Stock Units.
(a)    General. Restricted Shares and Restricted Stock Units may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which Restricted Shares or Restricted Stock Units shall be awarded; the number of Restricted Shares or Restricted Stock Units to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Stock Units; the Restricted Period (as defined in Section 9(b)(1)), if any, applicable to Restricted Shares or Restricted Stock Units; the performance objectives, including objectives based on one or more Performance Goals, if any, applicable to awards of Restricted Shares or Restricted Stock Units; and all other conditions of the Restricted Shares and Restricted Stock Units, in accordance with the terms set forth in this Plan. If the restrictions, performance objectives and/or conditions established by the Administrator and/or set forth in any Award Agreement are not attained, unless otherwise determined by the Administrator, a Participant shall forfeit his or her Restricted Shares or Restricted Stock Units. The provisions of the Restricted Shares or Restricted Stock Units need not be the same with respect to each Participant.

(b)    Restrictions and Conditions. Restricted Shares and Restricted Stock Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(1)    Subject to the provisions of the Plan and the Restricted Shares Award Document or Restricted Stock Units Award Document, as appropriate, governing any such Award, during such restricted period as may be set by the Administrator commencing on the date of grant (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge, encumber or assign Restricted Shares or Restricted Stock Units awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance objectives, the Participant’s termination of Service with the Company and all of its Affiliates, or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 12 hereof.
(2)    Except as may be otherwise provided in a Restricted Share Award Document, and subject to the last sentence of this Section 9(b)(2) below, the Participant shall have no right with respect to Restricted Shares to vote as a stockholder of the Company during the Restricted Period or to receive dividends which are declared with respect to Restricted Shares with a record date during the Restricted Period. Unless otherwise provided in the applicable Award Document, any Shares receivable with respect to the Restricted Shares pursuant to an equitable adjustment under Section 5 hereof in connection with a Change in Capitalization shall be subject to the same restrictions as the Restricted Shares. The Participant shall generally not have the rights of a stockholder with respect to Restricted Stock Units during the Restricted Period; provided, however, that, subject to the requirements of Section 409A of the Code, the Restricted Stock Units Award Document may provide the Participant with the right to receive dividend equivalent payments with respect to the Restricted Stock Units subject to the Award during the Restricted Period, subject to the last sentence of this Section 9(b)(2). Unless otherwise provided in an Award Document, upon the vesting of any Restricted Stock Units, there shall be delivered to the Participant, as soon as practicable following the date on which such Restricted Stock Units vest (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), the number of Shares, cash or other property, as applicable, payable in respect of the Restricted Stock Units becoming so vested. Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, any dividend or dividend equivalent awarded with respect to Restricted Shares, Restricted Stock Units or any other Award granted hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Restricted Stock, Restricted Stock Units or other Award and shall only become payable if (and to the extent) that the underlying Awards vest.
(c)    Termination of Service. The rights of Participants granted Restricted Shares or Restricted Stock Units upon termination of Service with the Company and all of its Affiliates for any reason during the Restricted Period shall be subject to such terms and conditions as set forth in the Award Document or as otherwise determined by the Administrator at or after grant, subject to Section 13.
Section 10.    Other Stock-Based Awards.
The Administrator is authorized to grant Awards to Participants in the form of Other Stock-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Document. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, as provided in any Award Document with respect thereto or as otherwise determined by the Administrator at or after grant, subject to Section 13, including any performance objectives (including objectives based on one or more of the Performance Goals) and performance periods. Common Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. Notwithstanding anything contained herein to the contrary, any dividend or dividend equivalent awarded pursuant to this Section shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest.
Section 11.    Performance Awards.
(a)    General. The Administrator shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Common Stock, (ii) valued, as determined by the Administrator, in accordance with, or subject to, the achievement of such performance objectives, including objectives based on one or more of the Performance Goals, during such performance periods as the Administrator shall establish, and (iii) payable at such time and in such form as the Administrator shall determine. Notwithstanding anything contained herein to the contrary, any dividend or dividend equivalent awarded pursuant to this Section shall be subject to the same restrictions, conditions and risks of forfeiture as the underlying Awards and shall only become payable if (and to the extent) the underlying Awards vest. All Performance Awards shall be subject to the terms and provisions of this Section 11.
(b)    Restrictions and Conditions. Subject to the terms of this Plan and any applicable Award Document, the Administrator shall determine the performance objectives to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend or waive specific provisions of the Performance Award; provided, however, that such amendment or waiver, subject to the last sentence of the definition of “Performance Goals,” may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

(c)    Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Administrator, on a deferred basis. Except as may be provided in an Award Agreement or as otherwise determined by the Administrator, termination of Service prior to the end of any performance period will result in the forfeiture of the Performance Award for that period, and no payments will be made with respect to that period.
Section 12.    Change in Control Provisions
Notwithstanding anything contained herein to the contrary, unless otherwise provided by the Administrator or the Board or evidenced in an Award Document, in the event that (i) a Change in Control occurs and (ii) either (x) an outstanding Award is not assumed, continued or substituted in connection therewith or (y) an outstanding Award is assumed, continued or substituted in connection therewith and the Participant’s Service is terminated by the Company, its successor or any of its Affiliates without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following such Change in Control, then, in any such event:
(a)    any unvested or unexercisable portion of any Award carrying a right to exercise shall become vested and exercisable; and
(b)    the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any such Award granted under the Plan shall lapse, and such Awards shall be deemed fully vested, and performance conditions imposed with respect to any such Awards that are performance-based shall be deemed to be fully achieved at target performance levels.
For purposes of this Section 12, an outstanding Award shall be considered to be assumed, continued or substituted if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock of the acquiring entity (or such other security or entity as may be determined by the Administrator or the Board, in its sole discretion, pursuant to Section 5 hereof).
Notwithstanding the foregoing, to the extent that, in connection with a Change in Control, any outstanding Awards are not assumed, continued or substituted, the Board and/or the Administrator may, in its sole discretion, provide for cancellation of such outstanding Awards at the time of the Change in Control in which case a payment of cash, property or a combination thereof shall be made to each such Participant upon the consummation of the Change in Control that is determined by the Board and/or Administrator in its sole discretion and that is at least equal to the excess (if any) of the value of the consideration that would be received in such Change in Control by the holders of the Company’s equity securities relating to such Awards over the Exercise Price or purchase price (if any) for such Awards (except that, in the case of an Option or Stock Appreciation Right, such payment shall be limited as necessary to prevent the Option or Stock Appreciation Right from being subject to tax under Code Section 409A);

provided that Options and Stock Appreciation Rights with an Exercise Price that is equal to or in excess of the Fair Market Value of a Common Share in such Change in Control may be cancelled in connection with such Change in Control as may be determined by the Board and/or Administrator in its sole discretion without any consideration being paid in respect thereof.
Section 13.    Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely impair the rights of a Participant under any Award theretofore granted without such Participant’s consent, and provided that stockholder approval will be required for any amendment to the extent required by the rules and regulations of the New York Stock Exchange or any other stock exchange on which the Common Stock is traded, or the Code, as determined by the Board. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either (i) not be subject to Section 409A of the Code or (ii) comply with the applicable provisions of Section 409A of the Code. The Administrator may waive any conditions or rights under, amend any terms of or suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively (and in accordance with Section 409A of the Code with regard to Awards subject thereto), but, subject to Section 5 hereof, no such waiver, amendment, suspension, discontinuance, cancellation or termination shall adversely impair the rights of any Participant without his or her consent. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.
Section 14.    Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.
Section 15.    Withholding Taxes.
(a)    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise, vesting or settlement thereof, as applicable), the Company (or any Subsidiary thereof) will have the power and the right to deduct or withhold, or require a Participant to remit to the Company (or any Subsidiary thereof), an amount sufficient to satisfy federal, state, local, foreign or other taxes required to be withheld with respect to such Award (or exercise, vesting or settlement thereof, as applicable).
(b)    Without limiting the generality of the foregoing, the Administrator may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by: (i) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to the Award and/or (ii) tendering to the Company Shares owned by such Participant and purchased or held for the requisite period of time, in each case (A) using such withholding rates and subject to such other conditions as may be required to avoid the Company and its Subsidiaries incurring an adverse accounting charge, and (B) based on the Fair Market Value of the Shares as determined by the Administrator in accordance with applicable legal requirements. All such elections shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate. Any fractional share amounts shall be settled in cash.
Section 16.    General Provisions.
(a)    Shares shall not be issued pursuant to the exercise of an Award unless and until the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either such Act, and the requirements of any stock exchange upon which the Shares may then be listed or quoted as determined by the Administrator, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b)    The Administrator may require each person acquiring Shares to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. The certificates for such Shares (or, if any such Shares or securities are in book-entry form, such book-entry balances and confirmation and account statements with respect thereto) may include any legend or stop transfer orders or other restrictions, as applicable, that the Administrator deems appropriate to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.
(c)    All certificates for Shares delivered under the Plan (or, if any such Shares or securities are in book-entry form, such book-entry balances and confirmation and account statements with respect thereto) shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(d)    Neither the adoption of the Plan nor the grant of an Award hereunder shall confer upon any Eligible Recipient any right to continued Service with the Company or any of its Subsidiaries, as the case may be, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Service of any of its Eligible Recipients at any time.
Section 17.    Effective Date.
The Plan was originally adopted and approved by the Board on April 25, 2024 (the “Adoption Date”) and was approved by stockholders of the Company on June 18, 2024 (the “Effective Date”). Except as otherwise provided herein, awards made under the Prior Plan prior to the Effective Date shall be subject to the terms of the Prior Plan as previously in effect.

Section 18.    Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date; provided, however, that no Incentive Stock Options may be granted after the tenth anniversary of the Adoption Date. Unless otherwise expressly provided in the Plan or in any applicable Award Agreement, any Award granted hereunder may, and the authority of the Administrator to amend, suspend, discontinue, cancel or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.
Section 19.    Notification of Election Under Section 83(b) of the Code.
Unless otherwise provided in an Award Document, if any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service. Notwithstanding anything in any Award Document to the contrary, it shall be the Participant’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b) of the Code, even if the Participant requests the Company’s or its representative’s assistance in making such filing on the Participant’s behalf. By accepting any Award granted hereunder, each Participant acknowledges that the tax laws and regulations applicable to grants of Awards and the disposition of shares of Common Stock relating to such Awards are complex and subject to change, and it is the sole responsibility of the Participant to obtain his or her own advice as to the tax treatment of the terms of the applicable Award Document.
Section 20.    No Fractional Shares.
No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
Section 21.    Paperless Administration.
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
Section 22.    Severability.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 23.    Clawback.
Notwithstanding anything contained in the Plan to the contrary, any Awards granted under the Plan shall be subject to forfeiture, reduction and/or recoupment by the Company: (i) to the extent provided in the Company’s Clawback and Forfeiture Policy (the “Clawback Policy”), as it may be amended from time to time, (ii) to the extent that Participant becomes subject to any other recoupment or clawback policy hereafter adopted by the Company, including any such policy (or amended version of the Clawback Policy) adopted by the Company to comply with the requirements of any applicable laws, rules, regulations, or stock exchange listing requirements (such policies referenced in clauses (i) and (ii) of this Section 23, the “Policies”), (iii) to the extent provided in any Award Document or (iv) to the extent provided under applicable legal requirements which impose recoupment, under circumstances set forth in such applicable legal requirements, including the Sarbanes-Oxley Act of 2002. The Company may utilize any method of recovery specified in the Policies in connection with any Award recoupment required or permitted under the Policies.
Section 24.    Section 409A.
The Plan is intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered in all respects in accordance with Section 409A of the Code. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and the Award Agreement covering such Award shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may adopt such amendments to the Plan and the Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to avoid the imposition of taxes on the Award under Section 409A of the Code, either through compliance with the requirements of Section 409A of the Code or with an available exemption therefrom. In the event that it is reasonably determined by the Administrator that, as a result of Section 409A of the Code and the regulations thereunder, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company may make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code; which, if the Participant is a “specified employee” within the meaning of the Section 409A, shall be the first day following the six-month period beginning on the date of Participant’s termination of Service. Unless otherwise provided in an Award Agreement or other document governing the issuance of such Award, payment of any Performance Award intended to qualify as a “short term deferral” within the meaning of Section 1.409A-1(b)(4)(i) of the U.S. Treasury Regulations shall be made between the first day following the close of the applicable performance period and the last day of the “applicable 2-1/2 month period” as defined therein. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A or any other provision of federal, state, local or foreign law. The Company shall not be liable to any Participant for any tax, interest, or penalties that Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.
Section 25.    Governing Law.
The Plan shall be governed by and construed according to the law of the State of Delaware without regard to its principles of conflict of laws.
Section 26.    Titles and Headings.
The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
Section 27.    Successors.
The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or, unless otherwise determined by the Administrator, upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
Section 28.    Relationship to other Benefits.
No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.
Section 29.    No Obligation to Notify or Minimize Taxes.
Except as required by applicable law, the Company has no duty or obligation to any Participant to advise such Participant as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on him or her, or in respect of any payment or benefit delivered in connection with the Plan (including any taxes and penalties under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any of such taxes or penalties.
Section 30.    Limited Transferability of Awards.
Except as otherwise provided in the Plan or any Award Document, or by the Administrator at or after grant, subject to Section 13, no Award shall be assigned, pledged, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Company may deem necessary or appropriate to establish the validity of the transfer. In addition, any such transferee of any Award in accordance with the terms of this Plan shall agree to be bound by the provisions of this Plan and the applicable Award Document. Notwithstanding anything contained herein to the contrary, no transfer of an Award for value shall be permitted under the Plan.